Exhibit 21

SUBSIDIARIES OF THE COMPANY (consolidated as of March 31, 2022)

Name of Subsidiary	Organized Under Law Of:
Alliance One (Beijing) Enterprise Management and Consulting Co. LTD.	China
Alliance One Brasil Exportadora de Tabacos Ltda.	Brazil
Alliance One International GmbH	Switzerland
Alliance One International Holdings, Ltd.	United Kingdom
Alliance One International Services Limited	United Kingdom
Alliance One International Singapore Pte Ltd.	Singapore
Alliance One International Tabak B.V.	The Netherlands
Alliance One International Tobacco, Inc.	United States
Alliance One International, LLC	United States
Alliance One Macedonia AD	Macedonia
Alliance One Rotag AG	Germany
Alliance One Services (Thailand)	Thailand
Alliance One Specialty Products, LLC	United States
Alliance One Tobacco (Kenya) Limited	Kenya
Alliance One Tobacco (Malawi) Limited	Malawi
Alliance One Tobacco (Uganda) Limited	Uganda
Alliance One Tobacco Argentina S.A.	Argentina
Alliance One Tobacco Bulgaria EOOD	Bulgaria
Alliance One Tobacco Canada, Inc.	Canada
Alliance One Tobacco Guatemala, S.A.	Guatemala
Alliance One Tobacco Tanzania Ltd.	Tanzania
Alliance One Tutun A.S.	Turkey
Alliance One Zambia Ltd.	Zambia
AOSP Investments LLC	United States
Gadora Tobacco P.S.C.	Jordan
Global Specialty Products, LLC	United States
Intabex Netherlands BV	The Netherlands
Leaf Trading Company Ltd.	Russia
Mashonaland Tobacco Company (Pvt.) Ltd.	Zimbabwe
Mauritius Tobacco Investments Ltd.	Mauritius
P.T. Alliance One Indonesia	Indonesia
P.T. Indonesia Tri Sembilan	Indonesia
Pureag-NC, LLC	United States
Pyxus Agricultural Holdings Ltd.	United Kingdom
Pyxus Agriculture Ltd. (Malawi)	Malawi
Pyxus Agriculture Tanzania Ltd.	Tanzania
Pyxus Agriculture USA, LLC	United States
Pyxus Holdings, Inc.	United States
Rio Grande Tabacos Ltda.	Brazil
Standard Commercial Tobacco Company (UK) Ltd.	United Kingdom
Trans-Continental Leaf Tobacco Corporation Ltd.	Liechtenstein
Twelfth State Brands, LLC	United States

Pursuant to Item 601(b)(21) of Regulation S–K, the Company has omitted some subsidiaries that, considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary as of March 31, 2022 under Rule 1–02(w) of Regulation S–X.

In connection with the effectiveness of the Plan, the Company’s interests in all its subsidiaries have been transferred to Pyxus Holdings, Inc.